Exhibit 5.1
[Letterhead of Kirkland & Ellis LLP]
January 7, 2008
Maxum Petroleum Holdings, Inc.
1455 East Putnam Avenue
Old Greenwich, Connecticut 06870
Ladies and Gentlemen:
     We are issuing this letter in our capacity as special counsel for and at the request of Maxum Petroleum Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of shares of its Common Stock, par value $0.01 per share (the “Common Stock”), including shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on August 13, 2007 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The shares of Common Stock to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the “Firm Shares” and the shares of Common Stock to be sold by the selling stockholders identified in the Registration Statement are referred to herein as the “Secondary Shares” (and together with the Firm Shares, the “Shares”).
     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement to be filed with the Secretary of State of the State of Delaware prior to the sale of the Shares (the “Charter”); (ii) the Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (iii) a form of underwriting agreement (the “Underwriting Agreement”); and (iv) the Registration Statement.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Company). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

January 7, 2008

     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Charter is filed with the Secretary of State of the State of Delaware, (ii) the final Underwriting Agreement is duly executed and delivered by the parties thereto and the conditions therein are satisfied, (iii) the Registration Statement becomes effective under the Act, and (iv) resolutions approving the issuance and sale of the Firm Shares are adopted by the Board of Directors of the Company:
     1. The Secondary Shares will be duly authorized and validly issued, fully paid and non-assessable; and
     2. When the Firm Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor at a price per share not less than the par value of the Common Stock, all in accordance with the Underwriting Agreement and the Resolutions, the Firm Shares will be validly issued, fully paid and non-assessable.
     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.
     This opinion is furnished to you solely in accordance with the requirements of Item 601(b) of Regulation S-K promulgated under the Act and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP